UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 9, 2007

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

SANMINA-SCI UPDATES SECOND QUARTER REVENUE GUIDANCE

SAN JOSE, CA (April 9, 2007) Sanmina-SCI Corporation (“the Company”) (NASDAQ NM: SANM), announced today that for its second quarter ended March 31, 2007, the Company expects to report revenue of approximately $2.6 billion compared to previously provided guidance of $2.65-$2.75 billion.   The Company is not in a position to provide an update to earnings for the quarter ended March 31, 2007 at this time. However, with the decline in revenue, the Company expects non-GAAP earnings per share to be below  its previously provided guidance.   Full financial results will be provided during the Company’s regularly scheduled earnings call on Tuesday, April 24, 2007.

“The second quarter has historically been a seasonally weak quarter for us, but we experienced even greater weakness in demand over the last two to three weeks.   The majority of  this softness was in the communications and high-end computing end-markets, while the rest of the markets delivered to our expectations.  We believe this weakness will be short-term and that the business should improve in the second half of 2007,” stated Jure Sola, Chairman and Chief Executive Officer.

For the quarter ended March 31, 2007, the Company anticipates reporting a decrease in inventory of at least $90 million and an increase in cash and cash equivalent of at least $100 million.

The Company will hold a conference call today, Monday, April 9, 2007 at 8:30 AM Eastern (5:30 AM Pacific) to provide an update.

The access numbers are: domestic 877-273-6760 and international: 706-634-6605.  The conference will be broadcast live over the Internet by logging on to the live webcast at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 5064627.

About Sanmina-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2006 Annual Report on Form 10-K filed on January 3, 2007 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the U.S. Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:

/s/ David L. White
David L. White
Executive Vice President and
Chief Financial Officer

Date: April 9, 2007